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                             JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of common stock, par value $0.001 per share of Health Systems Design Corporation, a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                             October 26, 2000

                                             RICHARD C. AUGER

                                             By: /s/ RICHARD C. AUGER
                                                --------------------------------
                                             Name:   Richard C. Auger


                                             J. MATTHEW MACKOWSKI

                                             By: /s/ J. Matthew Mackowski
                                                -------------------------------
                                             Name:   J. Matthew Mackowski


                                             CATHERINE C. ROTH

                                             By: /s/ Catherine C. Roth
                                                --------------------------------
                                             Name:   Catherine C. Roth